Exhibit 32.2

CERTIFICATION BY CHIEF FINANCIAL OFFICER

Pursuant To 18 U.S.C. Section 1350, As Adopted Pursuant

To Section 906 of the Sarbanes-Oxley Act Of 2002

Pursuant to 18 U.S.C. § 1350, the undersigned officer of Intelsat Corporation (the “Company”) hereby certifies that to such officer’s knowledge, the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2009 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 13, 2009	/s/ MICHAEL MCDONNELL
Michael McDonnell Chief Financial Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.